UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

HEXCEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238

SUPPLEMENT TO THE PROXY STATEMENT

For the 2020 Annual Meeting of Stockholders to be held on
June 1, 2020 at 10:30 a.m., EDT

This proxy statement supplement (this “supplement”) relates to the definitive proxy statement (the “proxy statement”) of Hexcel Corporation, a Delaware corporation (the “company”), as previously filed by us and furnished to our stockholders in connection with the solicitation of proxies by our board of directors (the “board”) for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Except as updated or supplemented by this supplement, all information set forth in the proxy statement remains unchanged and should be considered in casting your vote by proxy or during the virtual Annual Meeting.

The purpose of this supplement is to update the biographical information in the proxy statement for Jeffrey A. Graves, one of the members of the board who is standing for re-election at the Annual Meeting. On May 14, 2020, Dr. Graves notified the board that he was resigning from the position of Chief Executive Officer and President, and as a director, of MTS Systems Corporation, effective May 22, 2020, and that he has been appointed as President and Chief Executive Officer of 3D Systems Corporation, effective May 26, 2020.

Pursuant to the corporate governance guidelines of the company, the nominating and corporate governance committee of the board is required to consider the previously tendered resignation of any non-employee director whose employer changes and recommend to the board either an acceptance or rejection of such resignation. On May 19, 2020, upon the recommendation of the nominating and corporate governance committee, and after considering factors relevant to Dr. Graves’ continued service on the board, the board rejected Dr. Graves’ previously tendered resignation and re-affirmed its approval of Dr. Graves’ nomination to stand for re-election at the Annual Meeting.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the proxy statement. The proxy statement, annual report to stockholders and related materials, including this supplement, are available at www.proxyvote.com.

By order of the Board of Directors

Gail E. Lehman

Executive Vice President, General Counsel and Secretary

Dated: May 19, 2020